NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant To The
FINANCIAL INSTITUTIONS, INC.
MANAGEMENT STOCK INCENTIVE PLAN

Name of Employee: _______________________________
Date of Grant:	_______________________________

Number of Shares:

Exercise Price
per Share:

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of      , 2006 between Financial Institutions, Inc. (the “Company”), and the above-named individual, an employee of the Company or one of its subsidiaries (the “Employee”), to record the granting of a non-qualified stock option pursuant to the Company’s Management Stock Incentive Plan (the “Plan”).

1.	Grant of Option. In accordance with the Plan, the Company hereby grants to the Employee, subject to the terms and conditions of the Plan and this Agreement, the option to purchase from the Company an aggregate of shares of Common Stock ($.01 par value) of the Company at the exercise price of per share, such option to be exercised as hereinafter provided. Said exercise price is equal to the fair market value of the Company’s Common Stock on the date of grant of this option. The parties intend this option to be treated as a non-qualified stock option under the terms of the Internal Revenue Code.

2.	Expiration Date. This option shall expire on ,20 (the “Expiration Date”). This date shall not be more than 10 years from the date of grant.

3.	Exercise of Option. No shares may be purchased under this option until the first anniversary of the date of grant. This option shall become exercisable with respect to 25% of the shares of Common Stock subject hereto on the first anniversary of the date of grant and with respect to an additional 25% of shares on each of the second, third, and fourth anniversaries of the date of grant, provided the Employee is still employed by the Company or any subsidiary corporation of the Company or, if such employment is terminated, subject to the terms and conditions stated under Section 5 hereof.

This option may be exercised in whole or in part at any time with respect to those shares that have become exercisable, provided that this option may not be exercised after the Expiration Date.

In the event of a change in control as defined in the Plan, this option shall become exercisable in full immediately unless a resolution of the Company’s Board of Directors prior to the change in control provides otherwise.

Any exercise of this option shall be made in a writing duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised in the form of the Form for Exercise of Option attached hereto. Schedule I of this Agreement shall be made available to the Company at the time of exercise for notation of any partial exercise.

4.	Payment of Exercise Price. On the date of any exercise of this option, the exercise price of the shares as to which this option is being exercised shall be due and payable in full. Payment shall be made in cash or by check or by delivery of shares of the Common Stock of the Company registered in the name of the optionee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or NASDAQ or NYSE member firm, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date.

The Employee shall also remit to the Company the amount needed to satisfy any federal, state or local withholding taxes that may arise or be applicable as the result of an exercise under this option. No certificate will be issued to the Employee with respect to the exercised shares until such withholding obligations have been satisfied to the complete satisfaction of the Company.

5.	Exercise Upon Death or Termination of Employment.

(1) If the employment of the Employee terminates for any reason other than retirement as defined in , disability or death, options, which are not yet vested at termination, are automatically forfeited as of the date of termination of employment. Vested options may be exercised at any time prior to the earlier of the Expiration Date or the expiration of 90 days from the date of termination.

(2) If the Employee’s employment terminates by reason of disability or death, this option may be exercised by the Employee in the case of disability and, in the case of death, by the Employee’s designated beneficiary (or personal representative in the event there is no designated beneficiary) at any time prior to the earlier of the expiration of the option or the expiration of one year following the date employment terminated due to disability or death but only if, and to the extent that, the Employee was entitled to exercise this option at the time of disability or death. If the Employee’s employment terminates on account of retirement all options shall fully vest and the Employee may exercise the options at any time prior to the earlier of the Expiration Date of the option or the expiration of 13 months from the date of retirement. The term disability means that the Employee is disabled under the terms of the Company’s long term disability plan.

(3) Notwithstanding the foregoing provisions, an option may not be exercised after retirement if the Board of Directors determines, in its sole discretion, that the Employee’s termination of employment resulted from willful acts, or failure to act, by the Employee detrimental to the Company or any of its subsidiaries.

6.	Option Nontransferable. This option is not transferable otherwise than by will or the laws of descent or distribution and shall be exercisable during your lifetime only by the Employee, the Employee’s guardian or legal representative.

7.	Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any of the shares covered by this option until the date of issuance to the Employee of a stock certificate for such shares, and no adjustment shall be made for any dividends or other rights the record date of which is prior to the date such stock certificate is issued.

8.	General Restrictions. The Company shall not be required to deliver any certificate upon the exercise of this option until it has been furnished with such opinion, representation or other document as it may deem desirable, in its discretion, to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company, the Employee, or the shares to be optioned under the Plan or any interests granted there under. This option is also subject to the requirement that if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares (or the interests evidenced hereby) subject to this option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this option or the issue or purchase of shares hereunder (or the interests evidenced hereby), this option shall not be exercised in whole or in part and the interests evidenced hereby shall have no validity unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Board of Directors and free of any conditions not acceptable to the Board of Directors.

9.	Adjustment of Shares. In the event of any change in the shares of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase shares at a price substantially below fair market value, or of any similar change affecting the shares, the number and kind of shares subject to this option and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Employee hereunder. Any such adjustment shall be final and binding on the Employee.

10.	No Employment Rights. Neither the Plan nor this option shall confer upon the Employee any right with respect to continuance of employment by the Company or any subsidiary nor shall they interfere in any way with the right of the Company or any subsidiary by which the Employee is employed to terminate the employment of the Employee at any time, with or without cause.

11.	Coordination With Plan. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any that may conflict with those contained in this Agreement. Capitalized terms used in this Agreement shall have the meaning given to such terms under the Plan.

12.	Notices. All notices to the Company shall be in writing and sent to the Company’s Corporate Secretary at the Company’s offices. Notices to the Employee shall be addressed to the Employee at the Employee’s address as it appears on the Company’s records.

IN WITNESS WHEREOF, the Company and the Employee have caused this Non-Qualified Stock Option Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the date of grant may differ from the date of signature.

Dated:	FINANCIAL INSTITUTIONS, INC. By: Peter G. Humphrey

President & CEO

Employee Signature/Date

R304489.2